UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2004

Boston Acoustics, Inc.

(Exact name of Registrant as Specified in its Charter)

Massachusetts	000-15193	04-2662473
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Jubilee Drive

Peabody, Massachusetts 01960

(Address of Principal Executive Offices)

(978) 538-5000

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure

Boston Acoustics, Inc. (the “Company”) has announced a restructuring of its board of directors. As a part of the restructuring, David E. Bell and E. William Boehmler have been elected to the Company’s board as independent directors, effective immediately. Messrs. Bell and Boehmler will serve as directors until the next regular annual meeting of the shareholders, to be held on or about August 17, 2004, at which time, they will be nominated for election to the board to serve for full one-year terms. The Company has accepted the resignations of three of its incumbent directors, Alexander E. Aikens, III, Lisa M. Mooney, and Fletcher H. Wiley. The resignations of Messrs. Aikens and Wiley will take effect upon the completion of the independent audit of the Company’s financial statements for the fiscal year ended March 27, 2004. Ms. Mooney’s resignation will take effect immediately.

To provide for a smooth transition of board responsibilities, until completion of the fiscal 2004 audit, the Audit Committee of the board will be comprised of Messrs. Aikens and Wiley, a third continuing independent director, George J. Markos, and the two new directors, Messrs. Bell and Boehmler.

The Company’s related press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 6. Resignations of Registrant’s Directors

See Item 5 of this report, which is incorporated herein by reference.

In tendering his resignation from the board of directors, Mr. Wiley indicated that while he shared common aspirations with management for the future of the company, he was not in accord with management’s view of the methodology and timing on reaching that shared view of the future.

The resignation letters of Messrs. Aikens and Wiley and Ms. Mooney and the Company’s related press release are attached as Exhibits 17.1, 17.2, 17.3 and 99.1 to this report and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)        The following are being filed as exhibits to this report:

Exhibit No.	Description

17.1	Letter dated May 20, 2004 from Alexander E. Aikens, III to Andrew Kotsatos, Chairman of the Board.

17.2	Letter dated May 20, 2004 from Lisa M. Mooney to Mr. Kotsatos.

17.3	Letter dated May 19, 2004 from Fletcher H. Wiley to Mr. Kotsatos.

99.1	Press Release of the Company, dated May 26, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2004	BOSTON ACOUSTICS, INC.

	By:	/s/ DEBRA A. RICKER-ROSATO
Name: Debra A. Ricker-Rosato Title: Vice President—Finance

EXHIBIT INDEX

Exhibit No.	Description	Location

17.1	Letter dated May 20, 2004 from Alexander E. Aikens, III to Andrew Kotsatos, Chairman of the Board.	Filed herewith.

17.2	Letter dated May 20, 2004 from Lisa M. Mooney to Mr. Kotsatos.	Filed herewith.

17.3	Letter dated May 19, 2004 from Fletcher H. Wiley to Mr. Kotsatos.	Filed herewith.

99.1	Press Release of the Company, dated May 26, 2004.	Filed herewith.